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                                                                    EXHIBIT 4.3


                    LOCK-UP AGREEMENT AND NASD QUESTIONNAIRE


                                 April 25, 2003

J.P. Turner & Company, L.L.C.
3340  Peachtree Road
23rd Floor
Atlanta, Georgia 30326

Ladies and Gentlemen:

      The undersigned understands that J.P. Turner & Company, LLC (the "Representative") proposes to enter into an Underwriting Agreement with Centennial Specialty Foods Corporation (the "Company"), providing for the public offering of shares of Common Stock of the Company (the "Securities") pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission.

      RESTRICTIONS ON TRANSFER (LOCK-UP). In consideration of the agreement by the Representative to offer and sell the Securities pursuant to the public offering, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that he, she or it will not, directly or indirectly, for a period of 12 months following the date of the Prospectus relating to the public offering of the Securities, sell, offer to sell, contract to sell, grant any option for the sale of, grant any security interest in, pledge, hypothecate, or otherwise sell or dispose of any of the Common Stock of the Company ("Common Stock"), or any options or warrants to purchase any Common Stock, or any securities convertible into or exchangeable for Common Stock, or any interest in such securities or rights, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired at any time prior to the Effective Date of the Registration Statement (the "Restricted Securities"), other than as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to the Representative and the donee or donees thereof agree to be bound by the restrictions set forth herein. As a reasonable means of ensuring compliance with the terms of this Agreement, the undersigned further agrees that (i) the undersigned shall deliver the certificates evidencing the Restricted Securities for deposit to an account established at the Representative for the undersigned;
(ii) the certificates representing the Restricted Securities shall have noted conspicuously thereon a legend that the Restricted Securities are subject to the restrictions on transfer imposed by the terms of this Agreement; and (iii) the Company shall instruct the transfer agent for the Restricted Securities to place a transfer restriction as to the Restricted Securities on such transfer agent's records.

      In the event that the undersigned owns no Common Stock at the date hereof or prior to the Effective Date, but has the right to acquire Common Stock pursuant to options or warrants, and if the undersigned exercises such options or warrants prior to the expiration of the 12 month period commencing on the Effective Date, he, she or it agrees that the Common Stock purchased on such exercise of options or warrants will be subject to the terms of this Agreement on restrictions on transfer for the remaining portion of such 12 month period which commenced on the Effective Date. In addition, the undersigned agrees that he, she or it will not sell, pledge, hypothecate or otherwise dispose of such Common Stock pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, during such 12 month period without the prior written consent of the Representative.
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J.P. Turner & Company, LLC
April 25, 2003
Page 2


      The undersigned further agrees that he, she or it shall not enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock owned by the undersigned at the date hereof, or that the undersigned obtains ownership of during the 12 month period commencing on the Effective Date (regardless of whether any of the transactions are to be settled by the delivery of Common Stock, other securities, cash or otherwise), for a period of 12 months from the Effective Date.

      The undersigned further agrees that all of the rights, authority and preemptive provisions granted to the Representative pursuant to the foregoing provisions may be transferred by the Representative to any other NASD member firm that participates in the proposed public offering of the Company's Securities.

      NASD QUESTIONNAIRE. In connection with the proposed public offering of Securities of the Company and the requirements of the National Association of Securities Dealers, Inc. ("NASD") as they relate to the underwriting terms of such offering, the undersigned, a shareholder, an officer, or a director of the Company, hereby represents to you as follows:

1.          (a)   Is the undersigned or any person in the immediate family 1 of the undersigned a member of the NASD 2 ("Member"), a person associated with a Member 3, or the beneficial owner of any securities of a Member or an affiliate 4 of a Member?

            Yes _____  No _____

            If "Yes," please provide details.




            (b) Has the undersigned provided any consulting or other services to the Company? "Other services" does not include services rendered as an officer and director of the Company.

            Yes _____  No _____

            If "Yes," please attach a detailed description of the consulting or other services you provided, a statement as to all cash and non-cash compensation received in return for such services and copies of all written agreements or correspondence governing or describing such services.

            (c) Is the undersigned an "underwriter or related persons"5 as to the Company?

            Yes _____  No _____

            If "Yes," please provide details.
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J.P. Turner & Company, LLC
April 25, 2003
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            (d) Does the undersigned have any oral or written agreements with any Member or any associated persons of such Member concerning the disposition of securities of the Company?

            Yes _____  No _____

            If "Yes," please provide details.



            (e) If this section is being completed on behalf of an entity, are any of such entity's officers, directors, or 5% or greater shareholders (if a corporation); partners (if a general or limited partnership); or members (if a limited liability company), a Member; or the beneficial owner of any securities of a Member or an affiliate of a Member; or does any such person have an "immediate family" relationship with any Member, or any person associated with a Member?

            Yes _____  No _____

            If "Yes," please provide details.




            (f) Has the undersigned participated in any bridge financing 6 within the past two years?

            Yes              No

            If the answer was "Yes," please provide the following information about that bridge financing:

            a.    The name of the company whose securities were purchased.

            b.    Identify any relationship to the Company.

            c. The name of the broker-dealer through whom the undersigned purchased the securities.

            d.    Identify any relationship to such broker-dealer.

            e. The name of the broker-dealer who managed the subsequent public offering.

            f.    The terms of the bridge financing.
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J.P. Turner & Company, LLC
April 25, 2003
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            g.    The amount and terms of the securities purchased in the
                  bridge financing.

            h. The date of the bridge financing and the subsequent public offering.







      2. To the knowledge of the undersigned, the Company does not intend to register as broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of the NASD;

      3. To the knowledge of the undersigned, the Company has not and does not intend to engage any NASD Member to provide any services to the Company following the offering, except as will be disclosed in the Company's Registration Statement to be filed in connection with a public offering of securities by your firm as managing underwriter; and

      4. The undersigned will notify you if the responses in any of the preceding items change subsequent to the date hereof.

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1  "Immediate family" includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and any other person who is supported, directly or indirectly, to a material extent..

2 A "member" is an individual, partnership, corporation, or other legal entity, admitted to membership in the NASD.

3 The NASD defines a "person associated with a member" to mean every sole proprietor, partner, officer, director or branch manager of such member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager or an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member." In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or anyone of its general or limited partners, officers, director or branch managers is a "member" or "person associated with a member."

4 The term "affiliate" means a company which controls, is controlled by, or is under common control with a member, and is presumed to include:
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J.P. Turner & Company, LLC
April 25, 2003
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      a. A company will be presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities or a member or company which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member which is a partnership;

      b. A member will be presumed to control a company if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a company which is a partnership;

      c. A company will be presumed to be under common control with a member if
   (i) the same natural person or company controls both the member and company by beneficially owning 10% or more of the distributable profits or losses of a member or company which is a partnership; or (ii) a person having the power to direct or cause the direction of the management or policies of the member or company also has the power to direct or cause the direction of the management or policies of the other entity in question.

5 "Underwriter or related persons" includes underwriters, underwriter's counsel, financial consultants and advisors, finders, members of the selling or distribution group, any member participating in the public offering, and all other persons associated with or related to and members of the immediate family of any of the aforementioned persons.

6 A bridge financing is a transaction in which a person acquires securities and/or loans money to an entity in a private offering and those securities are subsequently registered in a public offering and/or those loans were repaid, in whole or in part, from the proceeds of the public offering.

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If the undersigned is a corporation, trust or partnership, the foregoing representations are true for the officers, directors or principals of such entity.

      In witness whereof, the undersigned has executed and delivered this Lock-Up Agreement and NASD Questionnaire intending to be bound thereby in accordance with the above terms and conditions. Execution and return of this Lock-Up Agreement and NASD Questionnaire by facsimile transmission will be considered execution and return of an original for all purposes and the undersigned authorizes the Representative to rely upon a facsimile copy as if it was an original for all purposes.
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J.P. Turner & Company, LLC
April 25, 2003
Page 6


                                    Very truly yours,


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                                    (Signature(s))


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                                    (Print Name(s) as they appear on the
                                    Company's registration books)

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                                    (Position with Company, i.e., officer,
                                    director and/or shareholder)

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                                    (Print Social Security number or EIN number)


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                                    (Address of record for all shareholder
                                    communications)

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                                    (Day Phone Number, Fax Number and E-mail
                                    Address)

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                                     (Date)